AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 5, 1997

                                                 REGISTRATION NO. 333-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                                 SOUTHDOWN, INC.
             (Exact name of registrant as specified in its charter)

          LOUISIANA                               72-0296500
(State or other jurisdiction of                (I.R.S. Employer
 incorporation or organization)                Identification No.)

  1200 SMITH STREET, SUITE 2400                     77002
        HOUSTON, TEXAS                            (Zip Code)
(Address of Principal Executive Offices)


                                 SOUTHDOWN, INC.
                                PHANTOM STOCK AND
                           DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                              (Full title of plan)

                               PATRICK S. BULLARD
                       VICE PRESIDENT AND GENERAL COUNSEL
                                 SOUTHDOWN, INC.
                          1200 SMITH STREET, SUITE 2400
                              HOUSTON, TEXAS 77002
                     (Name and address of agent for service)

                                 (713) 650-6200
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                                           Proposed                 Proposed
      Title of Securities           Amount to be       Maximum Offering         Maximum Aggregate         Amount of
      to be Registered(1)            Registered         Price Per Share          Offering Price       Registration Fee
    ------------------------    -------------------   ------------------        -------------------  ------------------

         Common Stock,
        $1.25 par value          250,000 shares(2)        $35.44(3)              $8,860,000(3)           $2,684.85
    ========================     =================      ==============           ================      ===============

(1)      Includes the Preferred Stock Purchase Rights issuable pursuant to the Rights Agreement dated March 14, 1991, between the Registrant and Chemical Mellon Shareholders Services, Inc.
(2)      Pursuant to Rule 416, includes any additional shares issued pursuant to the antidilution provisions of the Phantom Stock and Deferred Compensation Plan for Non-Employee Directors.
(3)      Estimated  solely for the purpose of determining the  registration  fee and  calculated  pursuant  to Rule 457(c) and
        (h) by  reference  to the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on
        April 28, 1997, which was $35.44 per share.


EXHIBIT INDEX LOCATED AT PAGE 9

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*


* The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the introductory Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, or portions of documents, previously filed by Southdown, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are hereby incorporated herein by reference:

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

          2. The description of the Company's Common Stock, $1.25 par value, contained in the Company's Form 8-C dated September 19, 1969.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Louisiana Business Corporation Law ("LBCL") generally gives a corporation the power to indemnify any of its directors or officers against certain expenses, judgments, fines and amounts paid in settlement in connection with certain actions, suits or proceedings, provided generally that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by, or in the right of, the corporation, the corporation may indemnify such person against expenses, including attorneys' fees and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the action to conclusion, actually and reasonably incurred in connection with the defense or settlement of such action, and no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his duty to the corporation, unless, and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Indemnification provided pursuant to the foregoing provisions is not, under the LBCL, deemed exclusive of any other rights to which the person indemnified is entitled under any bylaw, agreement, authorization of shareholders or directors; however, no such other indemnification measure shall permit indemnification of any person for the results of such person's willful or intentional misconduct. In addition, the LBCL contains provisions to the general effect that any director shall in the performance of his duties be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation, the board of directors, or any committee thereof by any of the corporation's officers or employees, or by any committee of the board of directors, or by any counsel, appraiser, engineer (including a petroleum reservoir engineer), or independent or certified public accountant selected by the board of directors or any committee thereof with reasonable care, or by any other person as to matters the director reasonably believes are within such other person's professional or expert competence and which person is selected by the board of directors or any committee thereof with reasonable care. A director shall not be liable for the commission of a prohibited act if his dissent was either noted in the minutes of the meetings or filed promptly thereafter in the registered office of the corporation.

         As permitted under Section 24(C)(4) of the LBCL, Article XIII of the Restated Articles of Incorporation of the Company eliminates the personal liability of any director or officer to the Company or its shareholders for monetary damages for breach of fiduciary duty in such capacity, except for (i) any breach of the duty of loyalty to the Company or its shareholders; (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (iii) unlawful payment of dividends or unlawful stock purchase or redemption; or (iv) any transaction from which the director or officer derived an improper personal benefit.

         Article VI, Section 6 of the Company's Bylaws contemplates that the Company shall indemnify its directors and officers to the maximum extent permitted by Louisiana law.

         In addition, the Company has purchased a liability insurance policy under which its directors and officers are indemnified against certain losses arising from certain claims that may be made against them by reason of their serving in such capacity.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

EXHIBIT
NUMBER           DESCRIPTION

     5 Opinions of Bracewell & Patterson, L.L.P. and Correro Fishman Haygood Phelps Weiss Walmsley & Casteix regarding the legality of the shares of Common Stock covered by this Registration Statement.

  23.1 Consents of Bracewell & Patterson, L.L.P. and Correro Fishman Haygood Phelps Weiss Walmsley & Casteix (included in their opinions filed as Exhibit 5 hereto).

  23.2         Consent of Deloitte & Touche LLP

    99 Southdown, Inc. Phantom Stock and Deferred Compensation Plan for Non-Employee Directors (incorporated by reference to Exhibit
               10.12 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Actof 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 31, 1997.

                                            SOUTHDOWN, INC.


                                            By:       CLARENCE C.  COMER
                                               -------------------------------


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                 TITLE                                  DATE
        -----------------------                --------------------------                  ----------------


          /S/ CLARENCE C. COMER                    President and Chief                      March 31, 1997
        -------------------------
            Clarence C. Comer                       Executive Officer
                                                      and Director
           /S/ JAMES L. PERSKY                 Executive Vice President --                  March 31, 1997
     ------------------------------
             James L. Persky                   Finance and Administration
          /S/ ALLAN B. KORSAKOV                   Corporate Controller                      March 31, 1997
        ------------------------
            Allan B. Korsakov
             /S/ W. J. CONWAY                           Director                            March 31, 1997
    ---------------------------------
              W. J. Conway
          /S/ V. H. VAN HORN III                        Director                            March 31, 1997
     -------------------------------
           V. H. Van Horn III
        /S/ KILLIAN L. HUGER, JR.                       Director                            March 31, 1997
          Killian L. Huger, Jr.
        /S/ ROBERT G.  POTTER                           Director                            March 31, 1997
       ---------------------------
            Robert G.  Potter
           /S/ FRANK J. RYAN                            Director                            March 31, 1997
    --------------------------------
              Frank J. Ryan


                                       -7-





           /S/ WHITSON SADLER                           Director                            March 31, 1997
             Whitson Sadler
            /S/ ROBERT J. SLATER                        Director                            March 31, 1997
      -----------------------------

            Robert J. Slater
        /S/ DAVID J. TIPPECONNIC                        Director                            March 31, 1997
       --------------------------
          David J. Tippeconnic
           /S/ RONALD N. TUTOR                          Director                            March 31, 1997
      ----------------------------
             Ronald N. Tutor
         /S/ STEVEN B. WOLITZER                         Director                            March 31, 1997
       --------------------------
           Steven B. Wolitzer


                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION

    5 Opinions of Bracewell & Patterson, L.L.P. and Correro Fishman Haygood Phelps Weiss Walmsley & Casteix regarding the legality of the shares of Common Stock covered by this Registration Statement.

 23.1 Consents of Bracewell & Patterson, L.L.P. and Correro Fishman Haygood Phelps Weiss Walmsley & Casteix (included in their opinions filed as Exhibit 5 hereto).

 23.2          Consent of Deloitte & Touche LLP

   99 Southdown, Inc. Phantom Stock and Deferred Compensation Plan for Non-Employee Directors (incorporated by reference to Exhibit
               10.12 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996).



                                       -9-